Filed by Hampton Roads Bankshares, Inc.
pursuant to Rule 425 under the Securities Act of 1933,
as amended, and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934, as amended.

Subject Company: Shore Financial Corporation
Commission File No.: 000-23847

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)    March 11, 2008

             Hampton Roads Bankshares, Inc.  ____
(Exact name of registrant as specified in its charter)

Virginia	005-62335	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, VA 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2008, the Board of Directors of Hampton Roads Bankshares, Inc. (the “Company”) adopted amendments to its bylaws (the “Bylaws”). The amendments to the Bylaws revised a number of sections, including section 1.7 (to allow proxies to be voted by means other than writing), section 2.4 (to allow the Board to adopt parameters for attendance at meetings other than in person), section 2.7 (to further allow the Board to adopt requirements or privileges for retired Directors or Director Emeritus), in Article III and Article IV (to allow for expansion in the Company’s offices and officers and each officers’ attendant duties and responsibilities) and to section 5.2 (to authorize the Board of Directors to permit the issuance and process the transfer of uncertificated shares of the Company’s capital stock).  A copy of the Company’s Bylaws, as amended to date, is filed as Exhibit 3.2 to this report and is incorporated by reference into this item 5.03.

Item 9.01.                  Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Exhibit Title
3.2	By laws of Hampton Roads Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.
Date March 12, 2008	By: /s/ Jack W. Gibson Jack W. Gibson President and Chief Executive Officer